UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34551	20-4477465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Farm Credit Drive, Suite 2300 McLean, Virginia	22102-5011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-738-2840

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on From 8-K filed on March 3, 2011, Global Defense Technology & Systems, Inc. (“GTEC” or the “Company”) entered into an Agreement and Plan of Merger, dated as of March 2, 2011, with Sentinel Acquisition Corporation (the “Purchaser”) and Sentinel Acquisition Holdings Inc. (the “Merger Agreement”). In connection with the Merger Agreement, the Company entered into an Amendment to Loan and Security Agreement (the “Amendment”), dated as of March 1, 2011, between the Company, Global Strategies Group (North America) Inc., The Analysis Corp., GTEC Cyber Solutions, Inc. and GTEC Assured IT, LLC, collectively as Borrowers, the Lenders identified therein and SunTrust Bank as Administrative Agent. The Amendment amends certain provisions in the Company’s Amended and Restated Loan and Security Agreement, dated as of December 10, 2010, including without limitation provisions pertaining to changes in control, equity issuances and mergers, to permit the transactions contemplated by the Merger Agreement. This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amendment to Loan and Security Agreement, dated as of March 1, 2011, between Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc., The Analysis Corp., GTEC Cyber Solutions, Inc., GTEC Assured IT, LLC, the Lenders identified therein and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

Date: March 11, 2011	/s/ John Hillen

John Hillen, President and Chief Executive Officer